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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 1, 1999


                                  FUNDTECH LTD.
            (Exact Name of Registrants as Specified in their Charters)


                                     ISRAEL
                 (State or Other Jurisdiction of Incorporation)

        333-08304                                           N/A
(Commission File Numbers)                  (I.R.S. Employer Identification Nos.)


                 C/O FUNDTECH CORP.
          30 MONTGOMERY STREET, SUITE 501
             JERSEY CITY, NEW JERSEY                               07302
   (Address of Principal Executive Offices)                     (Zip Code)


                                 (201) 946-1100
              (Registrants' Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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NY2:\571655\01\C93B01!.DOC\46984.0004

Item 5. Other Events.

         On June 8, 1999, Fundtech Ltd. ("Fundtech") entered into a Share Purchase Agreement (the "Agreement"), dated as of June 1, 1999, with Biveroni Batchelet Partners AG, a Swiss corporation ("BBP") and its shareholders (the "Sharehlders"), pursuant to which Fundtech will purchase all of the outstanding shares of BBP from the Shareholders for an aggregate purchase price of approximately $13,000,000, of which 75% will be paid in cash and 25% in stock. The consummation of the transactions contemplated by the Agreement (the "Closing") is subject to certain conditions, including obtaining required governmental consents. The Closing is expected to take place no later than June 15, 1999.

         Fundtech issued a press release on June 8, 1999, announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.





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
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

      Exhibit No.                  Exhibit
      -----------                  -------

         99.1                      Press Release dated June 8, 1999.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                        FUNDTECH LTD.
                                        (Registrant)

                                        By: /s/ Reuven Ben-Menachem
                                            ------------------------------------
         Date: June 11, 1999                Reuven Ben-Menachem
                                            Chairman and Chief Executive Officer





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
                                  EXHIBIT INDEX



       Exhibit No.                 Exhibit
       -----------                 -------

         99.1                      Press Release dated June 8, 1999.